Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared from the historical financial statements of Great Lakes Dredge & Dock Corporation (the “Company”) and L.W. Matteson, Inc. (“Matteson”), to give effect to the Company’s acquisition of the business and substantially all of the assets (the “Acquisition”) of Matteson. See Note 1 for further information. The unaudited pro forma condensed combined financial statements do not purport to represent, and are not necessarily indicative of, what the Company’s financial position or results of operations would have been had the Acquisition occurred on the dates indicated.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and nine months ended September 30, 2010 are presented as if the Acquisition had occurred on January 1, 2009 and include all adjustments that (i) give effect to events that are directly attributable to the Acquisition, (ii) are expected to have a continuing impact, and (iii) are factually supportable. The historical consolidated statements of operations of the Company and Matteson for the year ended December 31, 2009 that were used in preparing the unaudited pro forma condensed combined statement of operations for the same period have been audited. The historical consolidated statements of operations of the Company and Matteson for the nine months ended September 30, 2010 that were used in preparing the unaudited pro forma condensed combined statement of operations for the same period have not been audited.

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 is presented as if the Acquisition had occurred on September 30, 2010, and includes all adjustments that give effect to events that are directly attributable to the Acquisition and are factually supportable. The historical consolidated balance sheets of the Company and Matteson as of September 30, 2010 that were used in preparing the unaudited pro forma condensed combined balance sheet have not been audited.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s historical consolidated financial statements, related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the Matteson historical consolidated financial statements and related notes. The consolidated balance sheet of the Company as of December 31, 2010 and 2009, and the related consolidated statement of operations, cash flows and stockholders’ equity for each of the three years in the period ended December 31, 2010, along with the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are set forth in the Company’s Annual Report on Form 10-K filed March 14, 2011. The unaudited interim consolidated financial statements of the Company for the nine months ended September 30, 2010 are set forth in the Company’s Quarterly Report on Form 10-Q filed November 9, 2010. The balance sheet of Matteson as of December 31, 2009, and the related statement of income and cash flows for the year then ended, along with the related notes, are included as Exhibit 99.1 in this Form 8-K/A. The unaudited interim financial statements of Matteson for the nine months ended September 30, 2010 are included as Exhibit 99.2 in this Form 8-K/A.

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2010

(in thousands)

	Great Lakes Dredge & Dock Corporation (Historical)	L.W. Matteson, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$79,031	$12,222	$(50,091	) (A)	$41,162
Accounts receivable – net	106,252	5,130	(957	) (B)	110,425
Contract revenues in excess of billings	17,662	958	(610	) (B)	18,010
Inventories	29,979	—	1,811	(B)	31,790
Prepaid expenses	3,049	259	(68	) (B)	3,240
Other current assets	14,568	3	1	(B)	14,572

Total current assets	250,541	18,572	(49,914)		219,199

PROPERTY AND EQUIPMENT — Net	282,012	11,676	24,497	(B)	318,185
GOODWILL	98,049	—	—		98,049
OTHER INTANGIBLE ASSETS — Net	714	—	2,670	(B)	3,384
INVENTORIES — Noncurrent	26,029	—	2,826	(B)	28,855
INVESTMENTS IN JOINT VENTURES	7,171	—	—		7,171
OTHER	6,682	216	(216	) (B)	6,682

TOTAL	$671,198	$30,464	$(20,137)		$681,525

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$77,100	$2,789	(2,644	) (B)	$77,245
Accrued expenses	32,628	793	(412	) (B)
			398	(E)	33,407
Billings in excess of contract revenues	19,222	2,187	(1,526	) (B)	19,883
Current portion of debt	—	—	3,047	(C)	3,047
Current portion of equipment debt	401	—	—		401

Total current liabilities	129,351	5,769	(1,137)		133,983

REVOLVING CREDIT FACILITY	—	—	—		—
7 3/4% SENIOR SUBORDINATED NOTES	175,000	—	—		175,000
DEFERRED INCOME TAXES	83,076	—	—		83,076
OTHER	13,064	—	6,093	(C)	19,157

Total liabilities	400,491	5,769	4,956		411,216

COMMITMENTS AND CONTINGENCIES

EQUITY:
Common stock—$.0001 par value; 90,000,000 authorized, 58,721,624 and 58,542,038 shares issued and outstanding at September 30, 2010.	6	38	(38	) (D)	6
Additional paid-in capital	265,783	—	—		265,783
Accumulated earnings (deficit)	6,476	24,657	(24,657	) (D)
			(398	) (E)	6,078
Accumulated other comprehensive income	212	—	—		212

Total Great Lakes Dredge & Dock Corporation Equity	272,477	24,695	(25,093)		272,079

NONCONTROLLING INTERESTS	(1,770)	—	—		(1,770)

Total equity	270,707	24,695	(25,093)		270,309

TOTAL	$671,198	$30,464	$(20,137)		$681,525

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF

OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(in thousands)

	Great Lakes Dredge & Dock Corporation (Historical)	L.W. Matteson, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Combined

Contract revenues	$514,868	$29,484	$—		$544,352
Costs of contract revenues	417,100	19,272	378	(F)	436,750

Gross profit	97,768	10,212	(378)		107,602
General and administrative expenses	41,761	985			42,746
Amortization of intangible assets	323	—	81	(F)	404

Operating income	55,684	9,227	(459)		64,452
Interest expense, net	(9,517)	(18)	(225	) (G)	(9,760)
Equity in earnings (loss) of joint ventures	(772)	—	—		(772)

Income before income taxes	45,395	9,209	(684)		53,920
Income tax provision	(18,107)	—	(3,401	) (H)	(21,508)

Net income (loss)	27,288	9,209	(4,085)		32,412
Net loss attributable to noncontrolling interests	531	—	—		531

Net income attributable to Great Lakes Dredge & Dock Corporation	$27,819	$9,209	$(4,085)		$32,943

Basic earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.47				$0.56
Basic weighted average shares	58,616				58,616

Diluted earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.47				$0.56
Diluted weighted average shares	58,818				58,818

GREAT LAKES DREDGE & DOCK CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF

OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(in thousands)

	Great Lakes Dredge & Dock Corporation (Historical)	L.W. Matteson, Inc. (Historical)	Pro Forma Adjustments		Pro Forma Combined
Contract revenues	$622,244	$41,003	$—		$663,247
Costs of contract revenues	534,000	28,196	(2,424	) (F)	559,772

Gross profit	88,244	12,807	2,424		103,475
Operating expenses:
General and administrative expenses	45,220	5,244	398	(E)	50,862
Amortization of intangible assets	773	—	2,239	(F)	3,012

Total operating income	42,251	7,563	(213)		49,601

Other income (expense):
Interest expense — net	(16,150)	314	(450	) (G)	(16,286)
Equity in earnings (loss) of joint ventures	(384)	—	—		(384)

Total other expense	(16,534)	314	(450)		(16,670)

Income before income taxes	25,717	7,877	(663)		32,931
Income tax provision	(10,983)	—	(3,080	) (H)	(14,063)

Net income (loss)	14,734	7,877	(3,743)		18,868
Net loss attributable to noncontrolling interests	2,734	—	—		2,734

Net income available to common stockholders of Great Lakes Dredge & Dock Corporation	$17,468	$7,877	$(3,743)		$21,602

Basic earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.30				$0.37
Basic weighted-average shares	58,507				58,507

Diluted earnings per share attributable to Great Lakes Dredge & Dock Corporation	$0.30				$0.37
Diluted weighted-average shares	58,612				58,612

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollar amounts in thousands)

1. Basis of Pro Forma Presentation

On December 31, 2010, Great Lakes Dredge & Dock Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the "LLC"), entered into and consummated an Asset Purchase Agreement with L.W. Matteson, Inc., an Iowa corporation, and Lawrence W. Matteson and Larry W. Matteson pursuant to which the LLC purchased for a base purchase price of $45,000 (a) the business and substantially all of the assets of Seller and (b) certain assets owned by Lawrence W. Matteson and used by the Seller in its business. The purchase price totaled $47,009 and included an adjustment based upon the closing working capital balance, which resulted in the recognition of additional purchase price of $369 and is subject to further adjustment in accordance with the Asset Purchase Agreement. Furthermore, the seller may receive cash payments for any of the calendar years ended 2011, 2012, and 2013 if certain earnings-based criteria, defined per the purchase agreement, are met. The fair value of the recorded earnout liability was $1,640. The transaction was accounted for using the acquisition method and as such Matteson’s assets acquired and liabilities assumed have been recorded at their fair value. Great Lakes Dredge & Dock Company, LLC was determined to be the accounting acquirer for purposes of these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2010 gives effect to the acquisition as if it occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2010, and the year ended December 31, 2009 give effect to the acquisition as if it occurred on January 1, 2009.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to present what the actual results of operations or financial position would have been had the transactions actually occurred on the dates indicated, nor do they purport to represent results of operations for any future period. These statements do not reflect any cost savings or other benefits that may be obtained through synergies among the operations of the Company.

For purposes of these unaudited pro forma condensed combined financial statements, the estimated purchase price paid by the LLC has been allocated to Matteson’s assets and liabilities based on their fair values as of December 31, 2010 as follows (in thousands):

Property, plant and equipment	$36,173
Inventories	4,637
Accounts receivable - net	4,173
Intangible assets	2,670
Other assets and liabilities - net	(644)

Total	$47,009

2. Pro Forma Adjustments

Adjustments included in the column under the heading "Pro Forma Adjustments" in the unaudited pro forma condensed combined financial statements correspond to the following descriptions:

Notes to the Unaudited Pro Forma Condensed Combined Balance Sheet

(A) Reflect the adjustment to cash and cash equivalents for the Acquisition. See reconciliation below.

Cash paid for Matteson	$(37,869)
Less Matteson cash	(12,222)

Cash adjustment	$(50,091)

(B) To record the allocation of purchase price and assets and liabilities at their fair values. See reconciliation below.

	Matteson at September 30, 2010	Fair Value of Assets Purchased / Liabilities Assumed	Pro Forma Adjustment
Accounts receivable - net	$5,130	$4,173	$(957)
Contract revenues in excess of billings	958	348	(610)
Inventories - current	—	1,811	1,811
Prepaid expenses	259	191	(68)
Other current assets	3	4	1
Property and equipment	11,676	36,173	24,497
Other intangible assets - net		2,670	2,670
Inventories - non current		2,826	2,826
Other	216	—	(216)
Accounts payable	(2,789)	(145)	2,644
Accrued expenses	(793)	(381)	412
Billings in excess of contract revenues	(2,187)	(661)	1,526

Total purchase price		$47,009

Pro-forma adjustments represent Matteson liabilities not assumed, asset fair valuation adjustments recorded in purchase accounting, and differences between the September 30, 2010 and December 31, 2010 balances of the assets and liabilities of Matteson acquired by the Company.

(C) To record the issuance of a seller note as a part of the Acquisitions price and the fair value of the earnout.

Seller Note - current	$2,500
Earn out - current	547

Current Portion of Debt	$3,047

Seller Note - non current	$5,000
Earnout - non current	1,093

Other	$6,093

(D) To record the elimination of L.W. Matteson’s Common stock and Accumulated earnings.

(E) To record impact of acquisition costs that has not yet been reflected in the historical financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations

(F) Reflects the elimination of Matteson depreciation and recognition of depreciation and amortization on the Matteson Assets after the acquisition.

	Pro Forma Depreciation Expense
	For the Nine Months Ended September 30, 2010	For the Twelve Months Ended December 31, 2009
Matteson depreciation pre-sale	(2,329)	(2,889)
Expense incurred by Matteson for items capitalized by Great Lakes	(891)	(1,934)
Depreciation after sale	3,598	2,399

Total Adjustment	378	(2,424)

The inventory and fixed assets purchased had remaining useful lives of 3 years and 5-30 years, respectively.

			Pro Forma Amortization Expense
	Fair Value	Useful life at purchase	For the Nine Months Ended September 30, 2010	For the Twelve Months Ended December 31, 2009

Intangible Assets Backlog	$2,131	1 year	$—	$2,131
Non-Compete	539	5 years	81	108

	$2,670		$81	$2,239

(G) The seller note accrues interest at a rate of 6% per year. The Company would have recorded $450 of interest expense for the twelve months ended December 31, 2009 and $225 of interest for the nine months ended September 30, 2010.

(H) Reflects the tax impact of the pro forma adjustments as well as Matteson’s net income, at the Great Lakes effective tax rate of 39.9% and 42.7% at September 30, 2010 and December 31, 2009, respectively.